                                                                   EXHIBIT 10.11

                                                          Winning Ways, Inc.
                                                          9700 Commerce Parkway
                                                          Lenexa, KS 66219

                                PROMISSORY NOTE
                                  (Revolving)

$700,000
--------

The undersigned ("Borrower") promises to pay to the order of Winning Ways, Inc., address as listed at the top this Note or such other address as the holder hereof may designate,the principal sum of Seven Hundred Thousand and No/100
                                          ---------------------------------
dollars ($700,000) ("Credit Limit"), or so much thereof as has been advanced by
         --------
Winning Ways, Inc. and is outstanding, plus interest thereon as required below.


Interest shall accrue on the outstanding principal balance of this Note at the rate specified by the checked block below (unchecked blocks) do not apply):

 [ ]                                          percent (         %) per annum.
     ----------------------------------------           --------

 [X] The Reference Rate described below.

 [ ] That rate per annum which is
                                 ----------------------------------------------
     (         ) percentage points        the Reference Rate described below.
      ---------                    -------
     Such rate shall change, without notice,                                  .
                                            --------------------------------

After maturity, whether upon the lapse of time or by acceleration, all past due principal, and interest to the extent permitted by law, shall bear interest until paid at the same rate as would be applicable if it was before maturity,
plus      %. All interest shall be calculated on the basis of the days actually
    ------
elapsed over a year deemed to consist of       days.
                                        -------

The "Reference Rate" is the rate described after the checked block below:


 [ ] The Corporate Base Rate ("CBR") as established by Bank from time to time.

 [X] 6.80% per annum.
     ---------------

The entire outstanding principal balance and all accrued interest thereon shall be due and payable on July 1, 2000 ("Final Maturity").
                      ------------

Until Final Maturity, Borrower shall make payments as follows:

 Interest in MONTHLY installments, commencing on August 31, 1995, and continuing MONTHLY thereafter on the unpaid principal balance and principal repayments in accordance with the following payment schedule.


              Principal      Principal                        Principal       Principal
             Re-payment     Outstanding                      Re-payment      Outstanding
             ----------     -----------                      ----------      -----------
08/12/96                      700,000          07/01/98        87,500          350,000
01/01/97       87,500         613,500          01/01/99        87,500          262,500
07/01/97       87,500         525,000          07/01/00        87,500          175,000
01/01/98       87,500         437,500          01/01/00        87,500           87,000
                                               07/01/00        87,500                0


The date and amount of each advance and all receipts of principal and interest with respect to this Note shall be recorded by Winning Ways, Inc. in the records it maintains with respect thereto. The failure to record, or any error in recording, any of the foregoing shall not, however, affect the obligations of Borrower under this Note to repay the entire outstanding principal amount advanced and all interest accrued thereon. Such record as maintained by Winning Ways, Inc. shall constitute prima facie evidence of the amount outstanding under this Note.

This Note is secured by the following agreements:

                Name of Agreement             Date of Agreement

                UNSECURED

There may be other security and Borrower acknowledges that omitting to list it here shall not constitute a waiver or abandonment thereof. The holder of this Note, in addition to any other rights the holder may have, shall have the right to offset against amounts due under this Note all deposits, funds, securities, and other property of Borrower in the possession of the holder.

If Borrower does not pay any principal or interest when due hereunder, or if Borrower or any other party defaults under or otherwise fails to perform or pay any covenant or obligation in any agreement that secures this Note or has been executed and delivered to the holder hereof in connection with the indebtedness evidenced by this Note, the holder hereof may declare all principal and unpaid accrued interest to be immediately due and payable. Failure to do so at any time shall not constitute a waiver of the right of the holder hereof to do so at any other time.

Borrower and all others who are or become party to this Note, whether as makers, endorsers, or guarantors, by becoming parties to this Note waive presentment for payment, notice of dishonor, protest, notice of protest, and all other notices and lack of diligence in the enforcement of this Note. Every such party by becoming a party to this Note presents to each and every extension or postponement of the time of payment or other indulgence by the holder of this Note, whenever made, and waives notice thereof. Every such party by becoming a party to this Note further waives any and all defenses which such party may have based on suretyship or impairment of collateral with respect to this Note.

If this Note is not paid strictly according to its terms, Borrower shall (to the extent permitted by law) pay all costs of collection, including but not limited to court costs and attorney's fees and expenses (whether or not there is litigation), and all costs of the holder hereof incurred in connection with any proceedings affecting this Note under the United States Bankruptcy Code.

Borrower agrees that it will use the proceeds of this Note for business purposes (other than agricultural purposes) only, and not for personal, family or household purposes.

This Note shall be governed by the law of the state of Bank's Address without regard to choice or conflict of laws rules.

IF THERE IS MORE THAN ONE UNDERSIGNED AS BORROWER, ALL REFERENCES HEREIN TO "BORROWER" REFER TO ALL OF THE UNDERSIGNED AND TO EACH OF THEM, AND THEIR OBLIGATIONS HEREUNDER ARE JOINT AND SEVERAL.

EXECUTED     August 12, 1996       .
         -------------------------


IMPACT DESIGN, INC.


NAME:  /s/ Joseph Gup?????
       -----------------------
TITLE: General Manager


Borrower's Notice Address:           12516 Slater Lane
                                     Overland Park, KS 66213

Borrower's Telephone Number:         (913) 727-6556
Borrower's Facsimile Number:         (913) 727-1834

Borrower's Chief Business Addresses: 12516 Slater Lane
                                     Overland Park, KS 66213